Exhibit 99.1

Cirrus Logic Guides September Quarter Revenue Up More than 70 Percent Sequentially

Reports Fiscal Q1 Non-GAAP EPS of $0.22 ($0.10 GAAP) on revenue of $99 million

AUSTIN, Texas--(BUSINESS WIRE)--July 30, 2012--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the first quarter, which ended June 30, 2012, as well as the company’s current business outlook.

“I would like to take this opportunity to publicly thank all of the Cirrus Logic employees who have worked incredibly hard over the past several years to position the company for this sharp transition to a higher level of revenue," said Jason Rhode, president and chief executive officer. "This team's ability to formulate and execute a strategy is truly remarkable and gives us great confidence as we continue to increase our R&D investment in order to support our customers and pursue further growth opportunities. We expect FY13 to be an outstanding year for Cirrus Logic and our long term shareholders.”

Reported Financial Results – First Quarter FY2013

  Revenue of $99 million;
  Gross margin of 54 percent;
  GAAP operating expenses of $43 million;
  Non-GAAP operating expenses of $38.6 million.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Second Quarter FY2013

  Revenue is expected to range between $170 million and $190 million;
  Gross margin is expected to be between 52 percent and 54 percent;
  Combined R&D and SG&A expenses are expected to range between $49 million and $53 million, which includes approximately $6 million in share-based compensation and amortization of acquisition-related intangibles expenses.

In addition, the company is announcing the sale of assets associated with its Apex Precision Power business in Tucson, Ariz., for $26 million. After the sale, Cirrus Logic will continue to maintain a high voltage/high power IC design team in Tucson. This transaction is expected to close within 45 days, subject to certain standard closing conditions. More information is included in our quarterly Shareholder Letter.

Cirrus Logic will host a live Q&A session at 5 p.m. EDT on Monday, July 30, 2012, to answer questions related to its financial results and business outlook. Shareholders who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A live webcast of the Q&A session can be accessed on the Cirrus Logic website, and a replay will be available approximately two hours after the completion of the call, or by dialing (719) 457-0820, or toll-free at (888) 203-1112 (Access Code: 98762608).

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including operating expenses, net income, operating margin and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of second quarter fiscal year 2013 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense, amortization of acquired intangible expenses, and inventory increases. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the second and third quarter and complete fiscal year 2013, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; our ability to introduce and ramp production of new products in a timely manner; and the risk factors listed in our Form 10-K for the year ended March 31, 2012, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

CRUS-F

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended

	Jun. 30,	Mar. 31,	Jun. 25,
	2012	2012	2011
	Q1'13	Q4'12	Q1'12
Audio products	$80,747	$90,522	$71,120
Energy products	18,259	20,109	21,122
Net revenue	99,006	110,631	92,242
Cost of sales	45,566	48,284	44,533
Gross Profit	53,440	62,347	47,709

Research and development	24,910	24,105	18,767
Selling, general and administrative	18,059	17,254	14,606
Other expenses (proceeds)	-	100	-
Total operating expenses	42,969	41,459	33,373

Operating income	10,471	20,888	14,336

Interest income, net	127	139	154
Other income (expense), net	(23)	45	(17)
Income before income taxes	10,575	21,072	14,473
Provision (benefit) for income taxes	3,648	(29,755)	5,295
Net income	$6,927	$50,827	$9,178

Basic income per share:	$0.11	$0.79	$0.14
Diluted income per share:	$0.10	$0.75	$0.13

Weighted average number of shares:
Basic	64,470	64,213	67,099
Diluted	68,529	67,913	70,445

See notes to Consolidated Condensed Statement of Operations
Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
(in thousands)

	Jun. 30,	Mar. 31,
	2012	2012
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$84,312	$65,997
Restricted investments	-	-
Marketable securities	82,359	115,877
Accounts receivable, net	49,262	44,153
Inventories	96,790	55,915
Deferred tax asset	53,139	53,137
Other current assets	14,574	16,508
Total Current Assets	380,436	351,587

Long-term marketable securities	-	2,914
Property and equipment, net	85,337	66,978
Intangibles, net	18,457	18,241
Goodwill	6,027	6,027
Deferred tax asset	85,721	89,071
Other assets	9,300	9,644
Total Assets	$585,278	$544,462

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$75,507	$38,108
Accrued salaries and benefits	10,956	13,634
Other accrued liabilities	9,498	14,015
Deferred income on shipments to distributors	7,158	7,228
Total Current Liabilities	103,119	72,985

Long-term restructuring accrual	-	-
Other long-term obligations	4,159	5,620

Stockholders' equity:
Capital stock	1,013,442	1,008,228
Accumulated deficit	(534,682)	(541,609)
Accumulated other comprehensive loss	(760)	(762)
Total Stockholders' Equity	478,000	465,857
Total Liabilities and Stockholders' Equity	$585,278	$544,462

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended

	Jun. 30,	Mar. 31,	Jun. 25,
	2012	2012	2011
Net Income Reconciliation	Q1'13	Q4'12	Q1'12
GAAP Net Income	$6,927	$50,827	$9,178
Amortization of acquisition intangibles	353	353	353
Stock based compensation expense	4,173	3,451	2,442
Other expenses (proceeds) *	-	263	-
Provision (benefit) for income taxes	3,355	(30,310)	4,984
Non-GAAP Net Income	$14,808	$24,584	$16,957

Earnings Per Share Reconciliation
GAAP Diluted income per share	$0.10	$0.75	$0.13
Effect of Amortization of acquisition intangibles	0.01	0.01	0.01
Effect of Stock based compensation expense	0.06	0.05	0.03
Effect of Other expenses (proceeds) *	-	-	-
Effect of Provision (benefit) for income taxes	0.05	(0.45)	0.07

Non-GAAP Diluted income per share	$0.22	$0.36	$0.24

Operating Income Reconciliation
GAAP Operating Income	$10,471	$20,888	$14,336
GAAP Operating Margin	11%	19%	16%
Amortization of acquisition intangibles	353	353	353
Stock compensation expense - COGS	118	113	89
Stock compensation expense - R&D	2,243	1,753	1,043
Stock compensation expense - SG&A	1,812	1,585	1,310
Other expenses (proceeds) *	-	263	-
Non-GAAP Operating Income	$14,997	$24,955	$17,131
Non-GAAP Operating Margin	15%	23%	19%

Operating Expense Reconciliation
GAAP Operating Expenses	$42,969	$41,459	$33,373
Amortization of acquisition intangibles	(353)	(353)	(353)
Stock compensation expense - R&D	(2,243)	(1,753)	(1,043)
Stock compensation expense - SG&A	(1,812)	(1,585)	(1,310)
Other expenses (proceeds) *	-	(263)	-
Non-GAAP Operating Expenses	$38,561	$37,505	$30,667

* Other expenses (proceeds) may contain certain items such as litigation expenses, proceeds from a patent agreement, restructuring items, and impairments of non-marketable securities.

CONTACT:
Investors:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com